OMNIBUS AGREEMENT AND AMENDMENT

This Omnibus Agreement and Amendment (this “Agreement”) is made as of the 1st day of October, 2015, by and among DigiPath, Inc., a Nevada corporation (“DIGP”), DigiPath Corp., a Kansas corporation (“Digi Corp”) and Steven D. Barbee (“Barbee”).

RECITALS

WHEREAS DIGP is the holder of 3,030,000 shares of common stock of Digi Corp (“Digi Corp Common Stock”) and the sole shareholder of Digi Corp;

WHEREAS, Barbee is the holder of a Common Stock Purchase Warrant (the “Warrant”), dated April 19, 2014, issued by Digi Corp, to purchase 3,000,000 shares of Digi Corp Common Stock at an exercise price of $0.10 per share, attached as Exhibit A;

WHEREAS, Barbee and DIGP are parties to a Consulting, Confidentiality and Proprietary Rights Agreement, dated as of May 30, 2014, as amended by Amendment #1 dated November 17, 2014 and Amendment #2 dated May 1, 2015 (as amended, the “Barbee DIGP Consulting Agreement”), attached as Exhibit B;

WHEREAS, Barbee and Digi Corp are parties to a Consulting, Confidentiality and Proprietary Rights Agreement dated as of April 19, 2014 (as amended, the “Barbee Digi Corp Consulting Agreement” and, together with the Barbee DIGP Consulting Agreement, the “Consulting Agreements”), attached as Exhibit C; and

WHEREAS, the parties desire to enter into (i) certain amendments to the Warrant and the Consulting Agreements, and (ii) certain other agreements in connection therewith, all as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises, representations, covenants and obligations hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals. The recitals set forth above are incorporated herein by reference as if restated in their entirety.

2. Warrant Amendment and Exercise. Section 2.b) of the Warrant is hereby amended to reduce the exercise price set forth therein by replacing “$0.10” with “$0.0333333”. No later than October 31, 2015, Barbee shall exercise the Warrant and deliver to Digi Corp cash in the amount of $100,000 in connection therewith. Following the date hereof, Barbee shall use commercially reasonable efforts to maximize the value of the shares of Digi Corp Common Stock held by all Digi Corp stockholders.

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3. Termination and Amendment of Consulting Agreements; Resignation as Director.

(a) Barbee acknowledges and agrees that the Barbee DIGP Consulting Agreement has been terminated as of the date hereof and is of no further force and effect, and that DIGP has no further obligations thereunder to him. By his execution of this Agreement, Barbee acknowledges and agrees that he has resigned as a director of DIGP as of the date hereof immediately prior to his execution of this Agreement.

(b) The Barbee Digi Corp Consulting Agreement is hereby amended to eliminate the payments that would be due to Barbee upon a “Change of Control” by deleting Section 4.3 of the Barbee Digi Corp Consulting Agreement. In furtherance of the foregoing, Barbee acknowledges and agrees that he shall not be entitled to any bonus or payment under Section 4.3 of Schedule A of the Barbee Digi Corp Consulting Agreement in connection with a “Change of Control,” whether effected on or prior to the date of this Agreement or at any time hereafter.

(c) Barbee acknowledges and agrees that no amounts are currently due or owing to him by Digi Corp or DIGP under any of the Consulting Agreements or otherwise.

(d) From and after the date of this Agreement until such time as DIGP is no longer a shareholder of Digi Corp, Digi Corp shall not without DIGP’s prior written consent, compensate or otherwise pay any amount, directly or indirectly, to Barbee or any of his affiliates, whether in the form of employment compensation, consulting fees, finders’ fees, brokerage commissions or professional other than (i) usual and customary employment compensation as an officer of Digi Corp in an amount not to exceed $15,500 per month, and (ii) commissions of 10% on sales by Digi Corp of its products to customers in excess of $1,000,000 during the 12 months following the date of this Agreement.

4. Intercompany Indebtedness. Digi Corp acknowledges and agrees that (i) all indebtedness of DIGP to Dig Corp (in the amount of $18,201.22 as of the date hereof) is hereby cancelled and discharged, and (ii) the indebtedness of Digi Corp to DIGP in the amount of $261,875 as of September 30, 2015, pursuant to that certain Senior Secured Promissory Note dated as of December 17, 2014, attached as Exhibit D, shall continue to remain outstanding and bear interest in accordance with the terms thereof.

5. DigiPath Name. Following the date of this Agreement, each of DIGP and Digi Corp shall continue to have the right to use the name “DigiPath” in the conduct of their respective businesses. Notwithstanding the foregoing, at any time during the 12-month period following the date of this Agreement, Digi Corp shall be entitled to provide a notice in writing to DIGP (a “Name Change Request”) requesting that DIGP change its name in connection with the contemplated closing of bona fide transaction involving (i) the sale of all or substantially all of the assets or capital stock of Digi Corp, or (ii) a merger of Digi Corp following which DIGP shall cease to be a shareholder of Digi Corp (each, an “Exit Transaction”). The Name Change Request shall set forth in reasonable detail the terms of the Exit Transaction. Following receipt of a Name Change Request in accordance with this Section 5, DIGP shall use commercially reasonable efforts to (i) not later than three (3) months following its receipt of the Name Change Request, change its name to a name that does not include “DigiPath”, and (ii) cause the domain name digipath.com to be transferred to Digi Corp.

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6. DIGP Right of First Refusal and Co-Sale.

(a) If Barbee or any Permitted Transferee (as defined below) of any of them, on the one hand, or DIGP on the other hand (each, a “Selling Shareholder”) proposes to transfer any shares of Digi Corp Common Stock, then such Selling Shareholder shall promptly give written notice (the “Notice”) to DIGP or Barbee, as applicable (the “Other Shareholder”) at least fifteen (15) days prior to the closing of such transfer. The Notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of shares of Digi Corp Common Stock to be transferred, the nature of such transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Other Shareholder shall then have the right, exercisable upon written notice to the Selling Shareholder within seven (7) days after the receipt of the Notice, to purchase its pro rata share of the Digi Corp Common Stock subject to the Notice and on the same terms and conditions as set forth therein. The Other Shareholder’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Digi Corp Common Stock covered by the Notice and (ii) a fraction, the numerator of which is the number of shares of Digi Corp Common Stock held the Other Shareholder, and the denominator of which is the total number of shares of Digi Corp Common Stock held by all shareholders of Digi Corp.

(b) In the event the Other Shareholder elects not to exercise its right to purchase Digi Corp Common Stock pursuant to Section 6(a), then the Other Shareholder shall have a right of co-sale, exercisable upon written notice to the Selling Shareholder within fifteen (15) days after receipt of the Notice, to participate in such transfer of Digi Corp Common Stock on the same terms and conditions. Such notice shall indicate the number of shares of Digi Corp Common Stock, up to its pro rata shares determined under Section 6(a), that the Other Shareholder wishes to sell under its co-sale right. The shares of Digi Corp Common Stock to be sold in such sale pursuant to this Section 6(b) shall be transferred to the prospective purchaser in consummation of the sale of the Digi Corp Common Stock pursuant to the terms and conditions specified in the Notice. To the extent that any prospective purchaser refuses to purchase Digi Corp Common Stock from DIGP pursuant to this Section 6(b), the Selling Shareholder shall not sell to such prospective purchaser any Digi Corp Common Stock unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such shares from the Other Shareholder on the same terms and conditions specified in the Notice.

(c) Notwithstanding the foregoing, the notice, first refusal and co-sale rights set forth in this Section 6 shall not apply to any transfer without consideration to a Selling Shareholder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or such Selling Shareholder (a “Permitted Transferee”).

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(d) Each certificate representing shares of Digi Corp Common Stock now or hereafter owned by a Selling Shareholder or Permitted Transferee shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

7. DIGP Pre-Emptive Right.

(a) DIGP shall have a pre-emptive right to purchase its pro rata share (as defined above) of all Equity Securities that Digi Corp may, from time to time, propose to sell and issue after the date of this Agreement (other than the shares of Digi Corp Common Stock issuable upon exercise of the Warrants). The term “Equity Securities” shall mean (i) any common stock, preferred stock or other capital stock, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any common stock, preferred stock or other capital stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any common stock, preferred stock or other capital stock or (iv) any such warrant or right.

(b) If Digi Corp proposes to issue any Equity Securities, it shall give DIGP written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which Digi Corp proposes to issue the same. DIGP shall have seven (7) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to Digi Corp and stating therein the quantity of Equity Securities to be purchased.

(c) In lieu of giving notice to DIGP prior to the issuance of Equity Securities as provided in Section 7(b), Digi Corp may elect to give notice to DIGP within fifteen (15) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. DIGP Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by it, maintain its pro rata share of Digi Corp’s equity securities after giving effect to all such purchases. The closing of such sale shall occur within thirty (30) days of the date of notice to DIGP.

8. Digi Corp Private Placement. DIGP, as stockholder of Digi Corp, hereby consents to the sale by Digi Corp of 3,000,000 shares of Digi Corp Common Stock for an aggregate purchase price of $100,000.

9. Representations and Warranties.

(a) Each party to this hereby Agreement hereby represents and warrants to each other party to this this agreement that:

(i) If it is a corporation (i) it has the requisite corporate power and authority and legal capacity to enter into this Agreement and to carry out its obligations thereunder and to consummate the transactions contemplated hereby, and (ii) all necessary corporate proceedings with respect to it have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with its terms. No consent of any party to any contract, agreement, instrument, or understanding to which it is a party, or by which any of its properties or assets is bound, is required for the execution, delivery or performance by it of this Agreement or to consummate the transactions contemplated hereby.

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(ii) None of the execution and delivery by it of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby will (1) if it is a corporation, conflict with its Certificate of Incorporation or Bylaws, (2) violate, result in the breach of or conflict with any law, rule, regulation order, judgment or decree binding on it or which any of its operations, business, properties or assets is subject or (3) with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with or constitute or create a default under any material agreement to which it is a party.

(b) Barbee represents and warrants to DIGP that neither Barbee nor Digi Corp is a party to any written or oral agreement with respect to the sale of all or substantially all of the assets or capital stock of Digi Corp, or a merger or similar transaction involving Digi Corp, and that he has not been a party to any negotiations with third parties with respect to any such transaction other than as disclosed by him to DIGP in writing.

10. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement supersedes all prior oral and written agreements between the parties and their affiliates with respect to the subject matter hereof. This Agreement and the other documents and agreements between the parties and their affiliates which are referred to herein or executed contemporaneously herewith set forth the entire agreement among the parties with respect to the subject matter hereof and thereof. No agreement shall be effective to change, modify, waive, release, amend, terminate, discharge or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the party against whom enforcement of the change, modification, waiver, release, amendment, termination, discharge or effectuation of the abandonment is sought.

(b) Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement, shall survive the execution and delivery of this Agreement.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same agreement. This Agreement shall be binding on the parties hereto notwithstanding that the parties are not all signatories to the same counterpart so long as each party shall have executed and delivered a counterpart of this Agreement. The transmission of a signed counterpart of this Agreement by telecopier shall constitute sufficient delivery hereof.

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(d) Governing Law; Jurisdiction and Venue. This Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Kansas, irrespective of the application of conflicts of laws. In the event a judicial proceeding is necessary, the sole jurisdiction and venue for resolving disputes arising under or relating to this Agreement are the state courts located in Sedgwick County Kanas, and the parties hereby consent to the jurisdiction and venue of such courts.

(e) Mediation. If any dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed upon mediator in Denver, Colorado. Any costs and fees other than attorneys’ fees associated with the mediation shall be shared equally by the parties.

(f) Further Assurances. Each party shall, at any time and from time to time after the date hereof, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to procure for any party, and his, her or its successors and assigns, the benefits intended to be conferred upon such party under this Agreement.

(g) Expenses. Except as provided herein, each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement and with the transactions contemplated hereby.

(h) Headings. The headings of sections in this Agreement are for reference only and shall not limit or control the meaning thereof.

(i) Notices. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or by telecopy or mailed by registered or certified mail (return receipt requested) or by Federal Express or other similar courier service to the parties at the following addresses or (at such other address for the party as shall be specified by like notice). Additionally, an email shall be sent with a copy of all written notices.

(i) If to DIGP:

DigiPath, Inc.

Attn: CFO

6450 Cameron Street #110

Las Vegas, NV 89118

Phone: 702-604-7896

Email: info@digipath.com

(ii) If to Corp:

DigiPath Corp

Attn: President

3105 East Central, #114

Wichita, Kansas 67214 USA

+1-213-258-6268

info@digipath.biz

sbarbee@digipath.biz

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIGIPATH, INC.

By:	/s/ Todd Denkin
Name:	Todd Denkin
Title:	President

DIGIPATH CORP.

By:	/s/ Steven D. Barbee
Name:	Steven D. Barbee
Title:	President

/s/ Steven D. Barbee
Steven D. Barbee

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